MIRE & ASSOCIATES INC.
PETROLEUM CONSULTANTS

P.O. Box 1218
Katy, TX 77492-1218
Tel: 713-882-9598
www.mireandassociates.com

April 12, 2010

Jurasin Oil & Gas, Inc.
9700 Richmond Ave, Suite 124
Houston, Texas 77042-4821

ATTN: Mr. John Jurasin

SUBJECT: MUSTANG ISLAND BLOCK 758, OFFSHORE TEXAS
MEDCO – OCS G23135 B-1 WELL RESERVES

Mr. Jurasin,

I have updated the reserves for the subject well, as of January 1, 2010. Cash flows were generated for the Jurasin Oil & Gas proved reserves interest using SEC pricing ($3.78 / MMBTU and $61.18 / barrel). Net proved reserves are about 613 MMCF and 0.6 MBC with a 10% discounted net present value of $752,600. (See attached Economic Summary Projection). **Gross proved reserves are about 6,879 MMCF and 7.2 MBC.**

These reserve estimates are based on an update of a 1/1/2008 reserves report from Excalibur Ventures, Inc. Gross unrisked reserves (proved, probable and possible) total about 9,314 MMCF and 10.5 MBC. (See attached reserves summary sheet).

Thanks for letting me help with this. Please call me if you have any questions.

Sincerely,

Kurt Mire

Kurt Mire
Petroleum Engineering Consultant

RESERVES SUMMARY

OCS G23135 B-1 WELL

JURASIN OIL & GAS

RESERVES SUMMARY (as of 1/1/2010)				
BASED ON EXCALIBUR VENTURES, INC REPORT (1/1/2008)				
	GROSS RESERVES		NET RESERVES	
RESERVOIR	MMCF	MBC	MMCF	MBC
PROVED				
MARG A-2	1,810	1.9	161	0.2
MARG A-2 STRAY	891	0.7	79	0.1
MA-B	2,681	2.7	239	0.2
MARG A	0	0.0	0	0.0
MARG A UPPER	635	0.8	57	0.1
ROB M	372	0.5	33	0.1
ROB L	490	0.6	44	0.1
TOTAL PROVED	**6,879**	**7.2**	**613**	**0.6**
PROBABLE				
ROB M-7	372	0.6		
POSSIBLE				
8100 SAND	403	0.6		
8100 LOWER	312	0.5		
MARG A UPPER STRAY	451	0.7		
MARG A LOWER	141	0.1		
MARG A-2 LOWER STRAY	531	0.6		
MARG A-2 UPPER	225	0.2		
TOTAL 3P	**9,314**	**10.5**		